U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 18, 2013, Advanced Emissions Solutions, Inc. (the “Company”) issued a press release announcing the full exercise of the underwriter’s over-allotment option for 90,000 shares of its common stock par value $0.001 per share (the “Common Stock”), granted pursuant to that underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the underwriters named therein dated November 15, 2013 relating to the public offering of 600,000 shares of Common Stock. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

On November 20, 2013, the Company issued a press release announcing the closing of an underwritten public offering and sale of an aggregate of 690,000 shares of Common Stock, including 90,000 shares pursuant to the full exercise of the underwriter’s over-allotment option. A copy of this press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Advanced Emissions Solutions, Inc. on November 18, 2013

99.2	Press Release issued by Advanced Emissions Solutions, Inc. on November 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013

Advanced Emissions Solutions, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Advanced Emissions Solutions, Inc. on November 18, 2013

99.2	Press Release issued by Advanced Emissions Solutions, Inc. on November 20, 2013